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                                                                   EXHIBIT 99.12

                                VIEW TECH, INC.
                     EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                            ENROLLMENT/CHANGE FORM

               Action                               Complete Sections:
               ------                               ------------------
SECTION 1:
ACTIONS        [_] New Enrollment                   2, 3, 6, 7 and sign attached
                                                               ---
                                                               Stock Purchase
                                                               Agreement

               [_] Payroll Deduction Change         2, 4, 7
               [_] Terminate Payroll Deductions     2, 5, 7
               [_] Beneficiary Change               2, 6, 7
               [_] Leave of Absence                 2, 6, 7
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SECTION 2:
PERSONNEL      Name ___________________________________________________
DATA                Last     First       MI                 Dept.

               Home or Mailing Address ______________________________________
                                       Street
                    _________________________________________________________
                    City           State                  Zip Code
               Social Security #: [_][_][_]-[_][_]-[_][_][_][_]
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SECTION 3:
NEW            Effective with the Purchase
ENROLLMENT     Period Beginning:              Payroll Deduction Amount: __%
               [ ] February __, 199_          of total cash earnings*
               [ ] August __, 199_
                                              * Must be a multiple of 1% up to a
               [ ] Initial Purchase           maximum of 10% of total cash
                   Period--August 1,          earnings
                   1997
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SECTION 4:
CHANGE      Effective with the Pay Period Beginning: _____________________
PAYROLL                                              Month, Day and Year
DEDUCTIONS
            I authorize the following new level of payroll deductions:
            __% of total cash earnings*
                                          * Must be a multiple of 1% up to a
                                          maximum of 10% of total cash
                                          earnings

            NOTE:   You may reduce your rate of payroll deductions once per
            ----
                    purchase interval to become effective as soon as possible
                    following the filing of the change form.  You may also
                    increase your rate of payroll deductions to become effective as of the start date of the next purchase interval.
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SECTION 5:
TERMINATE   Effective with the Pay Period Beginning: ______________________
PAYROLL                                              Month, Day and Year
DEDUCTIONS
            Your election to terminate your payroll deductions for the balance of the purchase period cannot be changed, and you may not rejoin the purchase period at a later date. You will not be able to resume participation in the ESPP until a new purchase period begins.
            In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current purchase period:

            [_] Purchase shares of View Tech, Inc. at end of the period
                   OR
            [_] Refund ESPP payroll deductions collected

      NOTE: If your employment terminates for any reason or your eligibility
      ----
            status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase period will
            automatically be refunded to you.
================================================================================
SECTION 6:
LEAVE OF    In connection with my unpaid leave of absence, I elect the following
ABSENCE     action with respect to my ESPP payroll deductions to date:

            in the current purchase period:

            [_] Purchase shares of View Tech, Inc. at end of the period
                   OR
            [_] Refund ESPP payroll deductions collected

      NOTE: If you take an unpaid leave of absence, your payroll deductions
      ----
            will immediately cease. Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave.
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SECTION 7:
AUTHORIZATION

I hereby authorize the specific action
or actions indicated above.

____________________                     _____________________________________
     Date                                Signature of Employee